PROMISSORY NOTE

Amount:  $2,400,000.00                                    Date:  June 15th, 1997

             For value received Los Abrigados Partners Limited Partnership, an Arizona limited partnership, ILE Sedona Incorporated, an Arizona corporation, ILX Incorporated, an Arizona corporation, all with offices located at 2111 East Highland, Suite 210, Phoenix, Arizona 85016 (collectively "Maker"), promises to pay to Resort Funding, Inc., a Delaware corporation ("Lender"), or order, at Two Clinton Square, Syracuse, New York 13202, or at such other place as the holder of this promissory note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principle sum of Two Million Four Hundred Thousand Dollars ($2,400,000.00) or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principle balance from time to time outstanding until paid, as more fully provided for below ("Note").

             Concurrently with the execution and delivery of this Note, Maker and Lender executed and entered into a settlement agreement ("Agreement"). As a condition precedent to entering into the Agreement, and in consideration therefore, Maker agreed to execute and deliver this Note with respect to the method and manner in which the loan made pursuant to the terms of the Agreement is to be repaid from and after the date hereof.

             All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement, the applicable provisions of which are incorporated herein by reference.

1.  Interest rate;  Default interest rate.

(a) Interest shall accrue daily commencing on July 1, 1997 on the basis of a Three Hundred Sixty (360) day year and actual days elapsed and shall accrue from the date of an advance until the final payment thereof, pursuant to the terms of the Agreement. During the term of this Note, interest shall accrue at the rate of twelve percent (12.0%) per annum.

(b) Upon the occurrence and during the continuation of an Event of Default, as defined herein, Maker shall pay, upon demand by Holder, a default interest rate of five percent (5.0%) above the interest rate then in effect from the first day of the month in which such Event of Default occurs.

(c) In no event shall any interest rate to be charged exceed the maximum contract rate permitted under the applicable Usury Law.

2.  Interest payments;  Maturity Date.

(a) Payment of interest ("Interest Payments"), shall be due and payable monthly in arrears immediately available funds commencing on the first business day after the date of this Note and continuing on the first business day of each subsequent month until the Maturity Date, as defined
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
herein. The outstanding principal balance under this Note shall be determined on a monthly basis and payments due under this Note shall be applied in the following manner:

       (i) First, to any outstanding cost or fees including, but not limited to, service fees, wire fees and collection costs;

       (ii) Second, to any outstanding late fees;

       (iii) Third, to accrued interest due; and

       (iv) Fourth, to the outstanding principle balance.

(b) On December 31, 2002, (the "Maturity Date"), the entire unpaid principle balance plus all accrued and unpaid interest and other charges due hereunder or under the mortgage shall be due and payable in full.

3.  Release Fees;  Principle Payments.

(a) The Developers have covenanted to RFI as collateral for this Note the following unsold interval unit inventory ("Unsold Inventory") and, beginning July 1, 1998, shall pay to RFI to reduce the principle balance of the Note the corresponding release fees upon the sale of each interval unit;


 Property              Number of Inverval Units    Release Fee per Interval Unit
 --------              ------------------------    -----------------------------
                                                        Full         Bi-Annual
                                                        ----         ---------

Golden Eagle Resort                 400                $ 500          $ 250
Kohl's Ranch Lodge                1,250                  500            250
Sedona Vacation Club              2,100                1,000            500
VCA: Notre Dame Chaper            1,650                1,000(1)         500(1)


       1. Commencing after an additional 1,200 full interval units (or the equivalent thereof) have been sold.

(b) Release fees shall be applied by Holder to pay the principle balance due hereunder.

(c) The Developers warrant that, except for the interest granted to RFI pursuant to the terms of the Settlement Agreement and those specifically disclosed in writing to RFI by Developers ("Disclosed Liens"), the Developers are the owners of the Unsold Inventory free from any adverse liens, security interests or encumbrances and the Developers have the right and authority to give, grant, bargain, sell, assign, transfer, convey and set over the same as aforesaid.

(d) The Developers further agreed that they will warrant and defend the Unsold Inventory against claims and demands of all persons at any time claiming the same or any interest therein, and shall keep such Unsold Inventory free from all claims, liens, security interest and other encumbrances other than the Disclosed Liens.
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4.  Security.  Pursuant  to the  terms of a  Settlement  Agreement  of even date herewith, this Note is secured by the following:

(a) A covenant by the Developers to RFI of the above referenced Unsold Inventory, encumbered only to the extent of the Disclosed Liens.

(b) The covenant and delivery to RFI by Martori Enterprises Incorporated of One Million (1,000,000) shares of currently issued ILX common stock ("ILX Stock") to RFI. Such covenant and possession by RFI shall remain in full force and effect until such time as the outstanding principle balance under this Note is One Million Dollars ($1,000,000.00) or less. Upon such reduction of the principle balance of this Note RFI shall return the ILX Stock to Martori Enterprises Incorporated.

(c) All reserves applicable to any receivables purchased by RFI generated in connection with the sale of timeshare interval units in Los Abrigados Resort and Spa, located in Sedona, Arizona. Such reserve amounts shall be applied toward the reduction of the principle balance of this note as such reserves become available pursuant to the terms of the Contract of Sale of Membership Agreement and Installment Purchase Agreement with Recourse by and between the Developers and RFI dated September 14th, 1993. Not withstanding the termination of the Management Agreement, the advance rate with respect to the eligible receivables purchased by RFI generated from the sale of Interval Units in Los Abrigados Resort and Spa shall be ninety percent (90%).

5. Prepayment. Prepayment of this Note, in whole or in part, without premium or penalty, shall be permitted at anytime, or pursuant to the payment of release fees as described in Section 3 hereof.

6. Waivers; Restrictions on Assignment; et cetera.

(a) Every person or entity at anytime liable for the payment of the indebtedness or any other amounts due under this Note, hereby waives: diligence, presentment for payment, protest and demand and notice of protest, demand, dishonor or nonpayment of this Note. Every such person or entity further consents that Holder may renew or extend the time of payment of any part or the whole of indebtedness at anytime and from time to time at the request of any other person or entity liable therefore. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced hereby.

(b) This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

(c) Time is of the essence with respect to all of Maker's obligations and agreements under this Note.
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(d) This Note and all its provisions,  conditions,  promises and covenants shall be binding in accordance with the terms hereof upon Maker and the guarantors hereof, their successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Agreement or the terms hereof.

(e) If more than one person or other entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

7.  Events of Default and Remedies.

(a) The following shall be an "Event of Default" hereunder if any one or more of the following events shall have occurred and be continuing for any reason whatsoever, voluntarily or involuntarily, by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

              (i) The failure to make the due and punctual payment of interest or principle under this Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise;

             (ii) Failure in the performance or observance of any the other covenants, agreements or conditions of Maker contained in this note;

             (iii) If Maker shall:

       (1) Admit in writing its inability to pay its debts generally as they become due;

       (2) File a petition in bankruptcy or a petition or an answer seeking reorganization or to take advantage of any insolvency act or, on a petition in bankruptcy filed against it, be adjudicated a bankrupt;

       (3) Make any assignment for the benefit of creditors; or

       (4) Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

       (iv) The occurrence of an Event of Default, under the Agreement, the Settlement Agreement, or any related documents thereto, as such term is defined therein;

(b) Upon the occurrence of an Event of Default, Holder may, at its option, do any or all of the following:
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             (i)  Declare  the  entire  unpaid  principle  amount of this  Note, together with all accrued interest thereon, at the option of Holder, exercised by written notice to the Maker, immediately due and payable;

             (ii) Proceed to protect and enforce its rights either by suit in equity and/or by action of law for the specific performance of any covenant or agreement contained in this Note, in aid of the exercise of any power granted in this Note, to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of Holder.

(c) No remedy herein conferred upon Holder is intended to limit or restrict any other remedy available to Holder. Each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise.

(d) No course of dealing between Maker and Holder or any delay on the part of Holder in exercising any rights hereunder shall operate as a waiver of any rights of any Holder hereof.

(e) Should any proceedings be instituted by Holder to recover any moneys due hereunder, Maker agrees to pay all reasonable attorneys fees and costs.

8. Severability. In the event that one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

9.  Governing Law.

(a) This Note shall be deemed to have been made and executed in the County of Onondaga, State of New York, and this Note shall be interpreted, construed and enforced in accordance with the laws and public policies of the State of New York without regard to the principles of conflict of laws.

(b) In any action to enforce this Note, personal jurisdiction and venue shall be, at the option of RFI, in the Supreme Court of the State of New York, County of Onondaga or the United States District Court for the Northern District of New York.

10.  Modifications.   This  Note  shall  not  be  modified,   amended,  changed,
terminated, supplemented or any term or condition thereof waived except in writing signed by Maker and Holder.
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11.  Assignment.  Maker shall not assign its obligation  under this Note without the expression written consent of Maker. Holder, however, may assign, transfer, pledge or sell its interest in this Note. Upon notification of such assignment, Seller shall remit any payments due hereunder from the Seller directly to the address set forth on the notification thereof.

IN WITNESS WHEREOF, the undersigned sets its hand the date above first written.

LOS ABRIGADOS PARTNERS LIMITED                   ILX INCORPORATED
PARTNERSHIP
By:  ILE Sedona Incorporated
Its:  General partner



 By: /s/ Joseph P. Martori                       By: /s/ Joseph P. Martori
    ----------------------------                    ----------------------------
     Joseph P. Martori, Chairman                     Joseph P. Martori, Chairman



ILE SEDONA INCORPORATED

By: /s/ Joseph P. Martori
    -----------------------------
     Joseph P. Martori, Chairman
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